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                                                                 Exhibit 11(a)


KPMG Peat Marwick LLP



        1500 National City Center
        1900 East Ninth Street
        Cleveland,  OH 44114-3495





                       Consent of Independent Auditors
                       -------------------------------


To the Board of Trustees and Shareholders
Carnegie Tax Exempt Income Trust:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Prospectus and "INDEPENDENT AUDITORS" in the Statement of Additional Information.



/S/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP



Cleveland, Ohio
November 19, 1998